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                                                                  Exhibit 10(iv)
                                                                  --------------


                   INCENTIVE STOCK OPTION PLAN AND AGREEMENT
                   -----------------------------------------

     THIS INCENTIVE STOCK OPTION PLAN AND AGREEMENT (the "Agreement") dated as of May 1, 1999 (the "Effective Date") by and between Tice Technology, Inc., with its principal office at 6711 Maynardville Highway, Knoxville, Tennessee 37918 (the "Company"), and Charles R. West (the "Optionee").

     WHEREAS, the Company has adopted this Incentive Stock Option Plan and Agreement which is designed to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to permit grants of options to purchase Common Shares of Tice Technology, Inc., to the Optionee; and

     WHEREAS, the Optionee is an employee of the Company or one of its subsidiaries and the Company desires to encourage the Optionee to remain in such employ by granting the Optionee options to acquire shares of the Company thereby increasing the Optionee's proprietary interest in the Company's success;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby agree as follows:

     1. Option Grant. Subject to approval by the shareholders of the Company within one (1) year of the Effective Date and to the terms and conditions this Agreement, the Company grants to the Optionee options (the "Options") to purchase from the Company all or any part of an aggregate number of 690,071 of the Company's Common Shares (the "Optioned Shares").

     2. Vesting Schedule. On the first anniversary of the Effective Date, options to purchase 230,024 Common Shares will vest and may be exercised in accordance with the terms of this Agreement. On the second anniversary of the Effective Date, options to purchase 230,024 Common Shares will vest and may be exercised in accordance with the terms of this Agreement. On the third anniversary of the Effective Date, the remaining options to purchase 230,023 Common Shares will vest and may be exercised in accordance with the terms of this Agreement.

     3. Purchase Price. The purchase price of the Optioned Shares which vest on the first anniversary of the Effective Date shall be one dollar ($1.00) per share, which price is not less than one hundred percent (100%) of the fair market value of the Optioned Shares on the Effective Date. The purchase price of the Optioned Shares which vest on the second anniversary of the Effective Date shall be three dollars and fifty cents ($3.50) per share and the purchase price of the Optioned Shares which vest on the third anniversary of the Effective Date shall be seven dollars ($7.00) per share. If it is determined by a subsequent Internal Revenue Service audit that the fair market value of the stock at the time the Options were granted exceeded the value established under this Agreement, then the price shall be adjusted to comply with the Internal Revenue Service's determined fair market value, and such adjusted price shall apply to any and all subsequent exercise of the Options.
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     4.   Option Period.  Subject to the terms and conditions of this Agreement, the Optionee may purchase Optioned Shares pursuant to this Agreement at any time, and from time to time, commencing on the date an Option vests and continuing for a period of five (5) years from such date. All Options must be exercised within five (5) years of vesting, and in accordance with this Agreement, and if not exercised within such period, will expire.

     5. Exercise of Options. The Optionee and only the Optionee (except in the event of the Optionee's death) may exercise an Option by giving thirty (30) days written notice of exercise, delivered or mailed by postpaid registered or certified mail addressed to the Secretary of the Company at its principal offices, on the attached form or in a document containing the information specified in the attached form. Options must be exercised in increments of at least five hundred (500), unless the Optionee holds fewer than five hundred
(500) Options, in which case all remaining Options held by the Optionee must be exercised. After the death of the Optionee, an Option may be exercised by the Optionee's personal representative or other person entitled by law to the Optionee's rights under the Option to the extent that the Optionee was entitled to exercise the Option at death for the period described in paragraph 6(b) of this Agreement. The notice must be accompanied by payment in full of the Option price in cash or by certified or cashier's check. The Company will cause the certificate representing purchased shares to be delivered to the Optionee as soon as practicable after payment in full of the exercise price.

     6.   Termination of Employment.

          (a) If the Optionee ceases to be an employee of the Company or any of its subsidiaries for any reason other than (i) death or (ii) disability, all Options which have vested shall expire on the date which is the earlier of three
(3) months after termination and the expiration date of the Options.

          (b) If the Optionee ceases to be an employee of the Company or any subsidiary of the Company by reason of death, all Options which have vested shall expire on their expiration date.

          (c) If the Optionee ceases to be an employee of the Company or any subsidiary of the Company by reason of disability within the meaning of Section 22(e)(3) of the Code, all Options which have vested shall expire on a date which is the earlier of one (1) year following the date of disability and the expiration date of the Options.

          (d) In the event there is an involuntary (i.e. not as a result of resignation or with the agreement of the Employee) termination of employment of the Employee which is not (i) "for cause" as defined in the Employment Agreement between the Employee and the Company dated as of May 1, 1999 or (ii) a result of the death or disability of the Employee, all Options which have not vested, shall vest upon such termination of employment. Except as otherwise provided in this Agreement, Options which have not vested shall expire on the date of termination of employment.

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     7.   Early Disposition.  Disposition of the Optioned Shares prior to the later of two (2) years from date of grant of the Options or one (1) year from the date the Optioned Shares are transferred to the Optionee may be a disqualifying disposition requiring the Optionee to recognize any gain on disposition as compensation income.

     8. Withholding Taxes. The Company shall have the right upon issuance of any Optioned Shares to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to delivery of any certificate for Optioned Shares.

     9. Maximum Value Per Optionee. The aggregate fair market value, as determined at the time of grant, of the shares for which options are exercisable for the first time by the Optionee in any one (1) calendar year pursuant to options granted under this Agreement and any other plans of the Company or its affiliates shall not exceed one hundred thousand dollars ($100,000). For purposes of this provision, options are taken into account in the order in which they were granted. If the fair market value of shares on the date of grant with respect to which options are exercisable for the first time by the Optionee exceeds such amount, then the options for the first one hundred thousand dollars ($100,000) worth of shares to become exercisable in such calendar year will be incentive stock options and the options for amount in excess of one hundred thousand dollars ($100,000) will be nonqualified stock options. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the fair market value of the shares permitted to be subject to incentive stock options, such different limit will be automatically incorporated herein and will apply to any options granted after such date.

     10. Transfer of the Options. The Options shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge or other disposition or levy of attachment or similar process not specifically permitted herein shall be null and void and without effect.

     11. Adjustment in the Event of Change of Stock. In the event of any change in the outstanding stock of the Company by reason of stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, change in capital or business structure without consideration, and the like, the number and kind of shares which may be issued under the Options and the purchase price per share thereof shall be approximately adjusted consistent with such change subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws. Fractional shares will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a share or will be rounded up to the nearest whole share as determined by the Board.

     12. Corporate Transactions. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in

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the shareholders of the Company or their relative stock holdings and the Options are assumed, converted or replaced by the successor corporation, which assumption will be binding on the Optionee), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the outstanding Options will vest and will become exercisable in full prior to, or concurrent with, the consummation of such event at such price and terms as if the Options had vested as scheduled. If such options are not exercised prior to, or concurrent with, the consummation of the corporate transaction, they shall terminate. If the Options are not exercised and the successor corporation (if any) so agrees, the Options may be assumed, converted or replaced by such successor corporation, which assumption, conversion or replacement will be binding on the Optionee. In the alternative, if the Options are not exercised, the successor corporation may substitute equivalent options or provide substantially similar consideration to the Optionee as was provided to shareholders (after taking into account the existing provisions of the Options). Subject to any greater rights granted to the Optionee under the foregoing provisions of this paragraph 12, in the event of the occurrence of any transaction described in this paragraph 12, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

     13. Representations of the Optionee. The Optionee agrees and understands that:

          (a) the Optionee has asked questions and received all answers that the Optionee considers pertinent to form a knowledgeable opinion about the Options and the underlying Common Shares;

          (b) the Optionee will not be deemed for any purpose to be a shareholder of the Company with respect to any of the Optioned Shares, until such time as, and except to the extent that, the Options have been exercised and the exercise price for the Optioned Shares has been paid in full;

          (c)  the Optionee has no obligation to exercise the Options;

          (d) the existence of the Options will not affect in any way the right or power of the Company or its subsidiaries to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in capital structure or business, or any merger or consolidation of the Company or its subsidiaries, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights thereof, or dissolution or liquidation of the Company or its subsidiaries or any sale or transfer of all or any part of their assets or business or any other corporate act or proceeding, whether of a similar character or otherwise;

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          (e)  this Agreement does not confer any right with respect to continuance of employment by the Company or its related corporations and this Agreement will not interfere in any way with the right of the Optionee's employer to terminate the Optionee's employment at any time subject to any employment agreement between the Optionee and the Company; and

          (f) notwithstanding anything to the contrary contained in this Agreement, the Board in its discretion may delay issuance of shares upon exercise of any Options for such time period as is necessary to enable the Company to comply with any federal or state securities laws and certificates for shares will be subject to such transfer orders, legends or other restrictions as the Board may deem necessary or advisable.

     14. Administration. This plan shall be administered by the Board which has also approved the grant of the Option pursuant to this Agreement in advance of issuance. No member of the Board shall be liable for any action taken, or determination made, hereunder in good faith. The Board is authorized, subject to the provisions of the Agreement, to establish such rules and regulations as they may deem appropriate for the proper administration of this Agreement, and to make such determinations under, and such interpretations of, and to take such steps in connection with, this Agreement or the Options as they may deem necessary or advisable.

     15. Choice of Law. This Agreement shall be governed and interpreted by the laws of the State of Tennessee.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the Options, and no change or modification shall be valid unless made in writing and signed by the party against whom such change or modification is sought to be enforced.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has executed this Agreement as of the day and year first above written.

                              Tice Technology, Inc.

                              By: /s/
                                   ----------------------------------

                              Title:
                                     --------------------------------


                              /s/
                              ---------------------------------------
                              Charles R. West

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                              Exercise of Options
                              -------------------

     The undersigned hereby irrevocably elects to exercise the right, represented by an Incentive Stock Option Agreement, to purchase ____________ Common Shares and herewith tenders in payment for such shares cash or a certified or official bank check payable to the order of Tice Technology, Inc. in the amount of $______________. The undersigned requests that a certificate for such shares be registered in the undersigned's name and that such certificate be delivered to the undersigned at ___________________.

Dated:_________________________



                                    _____________________________________
                                    Charles R. West